Exhibit 99.1

Investors May Contact:

Ryan Marsh

Treasurer

(770) 418-8211

ir@asburyauto.com

Reporters May Contact:

Anna Okula

Porter Novelli

(404) 995-4554

aokula@porternovelli.com

Asbury Automotive Group Reports Fourth Quarter and Year-End

Financial Results

•	Fourth quarter diluted EPS from continuing operations of $0.15

•	Fourth quarter results reduced $0.03 per share by tax items

•	Year-over-year growth in same-store new light vehicle retail revenues (4%) and gross profit (17%) for the first time since 2007

•	Year-over-year growth in same-store used light vehicle retail revenues (12%) and gross profit (15%) for the first time since 2007

Duluth, GA, February 25, 2010 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported income from continuing operations for the fourth quarter 2009 of $5.0 million, or $0.15 per diluted share versus a loss from continuing operations of $352.4 million, or $11.12 per diluted share, in the corresponding period last year. Tax items reduced income from continuing operations by $0.03 per diluted share in the fourth quarter of 2009, increasing Asbury’s effective tax rate to 46.2% in the fourth quarter 2009. Non-core items, as disclosed in the attached tables, reduced last year’s fourth quarter income from continuing operations by $11.05 per diluted share.

Net income for the fourth quarter of 2009 totaled $0.2 million, or $0.01 per diluted share, compared with a loss of $369.7 million, or $11.66 per diluted share, a year ago. In the fourth quarter 2009, Asbury incurred a $0.14 per diluted share loss in discontinued operations, primarily attributable to asset impairments. In the corresponding period last year the Company incurred a $0.54 per diluted share loss in discontinued operations, due primarily to goodwill and asset impairments.

Fourth quarter 2009 revenues totaled $898.6 million, compared to prior period revenues of $880.1 million. This 2.1% increase in revenues was driven primarily by relative strength in new and used vehicle revenues.

“Asbury is pleased to announce solid financial results for the fourth quarter driven primarily by growth in new and used light vehicle units, revenues, and gross profits coupled with a leaner cost structure,” said Charles R. Oglesby, Asbury’s President and CEO. “Our ability to generate increased profitability this quarter, compared to the fourth quarter of last year, demonstrates the continuing benefits of our cost-savings initiatives as well as the strength of our portfolio of brands and geographies.”

Asbury’s heavy truck business continued to be adversely impacted by the unfavorable economic conditions, particularly in the home building and construction markets. For example, Class 8 truck sales in the United States have declined approximately 40% over the last two years. In the fourth quarter, our new heavy truck revenues declined 33% compared to the prior period and, on a pre-tax basis, our heavy truck business lost $1.6 million in the fourth quarter, driven primarily by inventory losses. Our heavy truck business generated a pre-tax loss of $1.8 million in 2009 versus a $3.5 million pre-tax profit in 2008. The Company has included additional disclosure of heavy truck financial performance in the tables included in this press release.

The Company’s revenues for the year 2009 totaled $3.7 billion, compared to $4.4 billion in the prior year. For the full year 2009, income from continuing operations was $24.2 million, or $0.74 per diluted share, compared with a loss of $323.4 million, or $10.20 per diluted share, in the corresponding period last year. Non-core items, as disclosed in the attached tables, reduced income from continuing operations by $0.09 per diluted share for the full year 2009, and by $11.12 per diluted share for the full year 2008.

Craig T. Monaghan, Asbury’s Senior Vice President and Chief Financial Officer, stated, “The Company’s liquidity position remained strong as of December 31st, with total available liquidity of approximately $243 million, including $85 million of cash and credit facility borrowing availability of approximately $158 million. The Company repurchased over $7 million in subordinated debt during the fourth quarter and has no material debt maturities scheduled until 2012. We are pleased that the Board of Directors, at its meeting last week, has reauthorized the Company to repurchase up to $30 million in debt over the next twelve months. Clearly, our financial position has strengthened over the last year.”

Mr. Oglesby concluded, “Asbury has dramatically improved its operating performance in 2009 compared to 2008 despite a 21% drop in SAAR over the same period. The Company reduced operating costs by $87 million in 2009 compared to 2008, allowing Asbury to keep its selling, general and administrative expenses as a percentage of gross profit flat despite a 17% decline in revenues. I am thrilled with how quickly this Company responded to the challenges we faced in 2009 and I am excited about the opportunities we will encounter in the future. Thanks to the dedication and commitment of our employees, we believe the Company is well-positioned to generate significantly improved earnings as sales volumes recover.”

Asbury will host a conference call to discuss its fourth quarter and year-end results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (800) 289-0544 (domestic), or (913) 312-0654 (international); pass code – 7609047. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 81 retail auto stores, encompassing 108 franchises for the sale and servicing of 38 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical in nature, and may include statements relating to goals, plans and projections regarding industry and general economic trends, Asbury’s expected financial position, results of operations, market position and business strategy. These statements are based on management’s expectations and assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, among other things, Asbury’s relationships with, and the financial stability and reputation of, vehicle manufacturers and other suppliers, risks associated with Asbury’s indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury’s relationship with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic and business conditions both nationally and locally, changes in governmental regulations and laws, Asbury’s ability to execute its cost-savings initiatives and strategies, Asbury’s ability to leverage gains from its dealership portfolio, Asbury’s ability to capitalize on opportunities to repurchase its debt securities or purchase properties that it currently leases, and Asbury’s estimated future capital expenditures. There can be no guarantees that Asbury’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008
REVENUES:
New vehicle	$499.8	$498.8	$2,014.0	$2,585.8
Used vehicle	228.1	196.9	923.7	1,033.5
Parts and service	149.0	157.4	622.1	653.0
Finance and insurance, net	21.7	27.0	90.8	130.5

Total revenues	898.6	880.1	3,650.6	4,402.8

COST OF SALES:
New vehicle	465.5	467.7	1,877.6	2,412.0
Used vehicle	211.4	182.6	847.8	946.7
Parts and service	73.9	79.4	312.2	323.5

Total cost of sales	750.8	729.7	3,037.6	3,682.2

GROSS PROFIT	147.8	150.4	613.0	720.6

OPERATING EXPENSES:
Selling, general and administrative	118.9	128.7	494.7	581.5
Depreciation and amortization	6.0	6.0	23.5	22.3
Impairment expenses	—	528.7	—	528.7
Other operating (income) expense, net	(0.4)	(0.3)	(1.5)	1.3

Income (loss) from operations	23.3	(512.7)	96.3	(413.2)

OTHER INCOME (EXPENSE):
Floor plan interest expense	(4.3)	(6.5)	(18.0)	(28.9)
Other interest expense	(9.5)	(11.0)	(38.2)	(40.0)
Convertible debt discount amortization	(0.4)	(0.6)	(1.8)	(3.0)
Interest income	0.1	0.1	0.2	1.5
Gain on extinguishment of long-term debt	0.1	27.9	0.1	26.2

Total other (expense) income, net	(14.0)	9.9	(57.7)	(44.2)

Income (loss) before income taxes	9.3	(502.8)	38.6	(457.4)

INCOME TAX EXPENSE (BENEFIT)	4.3	(150.4)	14.4	(134.0)

INCOME (LOSS) FROM CONTINUING OPERATIONS	5.0	(352.4)	24.2	(323.4)

DISCONTINUED OPERATIONS, net of tax	(4.8)	(17.3)	(10.8)	(20.3)

NET INCOME (LOSS)	$0.2	$(369.7)	$13.4	$(343.7)

EARNINGS (LOSS) PER COMMON SHARE:
BASIC -
Continuing operations	$0.16	$(11.12)	$0.76	$(10.20)
Discontinued operations	(0.15)	(0.54)	(0.34)	(0.64)

Net income (loss)	$0.01	$(11.66)	$0.42	$(10.84)

DILUTED -
Continuing operations	$0.15	$(11.12)	$0.74	$(10.20)
Discontinued operations	(0.14)	(0.54)	(0.33)	(0.64)

Net income (loss)	$0.01	$(11.66)	$0.41	$(10.84)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32.1	31.7	32.0	31.7

Diluted	33.0	31.7	32.9	31.7

New Vehicle—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
	(In millions)
Revenue:
New vehicle revenue—same store
Luxury	$187.2	$174.0	$13.2	8%
Mid-line import	212.2	204.0	8.2	4%
Mid-line domestic	59.4	62.2	(2.8)	(5)%
Value	3.7	2.9	0.8	28%

Total new light vehicle revenue—same store	462.5	443.1	19.4	4%
Heavy truck	37.3	55.7	(18.4)	(33)%

Total new vehicle revenue—same store	499.8	498.8	1.0	—%
New vehicle revenue—acquisitions	—	—

Total new vehicle revenue, as reported	$499.8	$498.8	$1.0	—%

Gross profit:
New vehicle gross profit—same store
Luxury	$15.3	$11.7	$3.6	31%
Mid-line import	14.2	12.9	1.3	10%
Mid-line domestic	4.5	4.5	—	—%
Value	0.1	0.1	—	—%

Total new light vehicle gross profit—same store	34.1	29.2	4.9	17%
Heavy truck	0.2	1.9	(1.7)	(89)%

Total new vehicle gross profit—same store	34.3	31.1	3.2	10%
New vehicle gross profit—acquisitions	—	—

Total new vehicle gross profit, as reported	$34.3	$31.1	$3.2	10%

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
New retail units:
New vehicle retail units—same store
Luxury	3,911	3,697	214	6%
Mid-line import	8,405	8,145	260	3%
Mid-line domestic	1,628	1,942	(314)	(16)%
Value	180	135	45	33%

Total new light vehicle retail units—same store	14,124	13,919	205	1%
Fleet vehicles	340	440	(100)	(23)%

Total new light vehicle units—same store	14,464	14,359	105	1%
Heavy truck	645	782	(137)	(18)%

Total new vehicle units—same store	15,109	15,141	(32)	—%
Total new vehicle units—acquisitions	—	—

New vehicle units—actual	15,109	15,141	(32)	—%

Total new light vehicle units—same store	14,464	14,359	105	1%
Total new light vehicle units—acquisitions	—	—

Total new light vehicle units	14,464	14,359	105	1%

New Vehicle Metrics—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008

Revenue per new light vehicle sold—same store	$31,976	$30,859	$1,117	4%

Revenue per new heavy truck sold	$57,829	$71,228	$(13,399)	(19)%

Revenue per new vehicle sold—same store	$33,080	$32,944	$136	—%

Gross profit per new light vehicle sold—same store	$2,358	$2,034	$324	16%

Gross profit per new heavy truck sold	$310	$2,430	$(2,120)	(87)%

Gross profit per new vehicle sold—same store	$2,270	$2,054	$216	11%

New light vehicle gross margin—same store	7.4%	6.6%	0.8%	12%

New heavy truck gross margin	0.5%	3.4%	(2.9)%	(85)%

New vehicle gross margin—same store	6.9%	6.2%	0.7%	11%

Used Vehicle—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
	(Dollars in millions, except for vehicle unit data)
Revenue:
Used vehicle retail revenues—same store
Light vehicles	$174.6	$156.3	$18.3	12%
Heavy trucks	3.0	2.3	0.7	30%

Total used vehicle retail revenues—same store	177.6	158.6	19.0	12%
Used vehicle retail revenues—acquisitions	—	—

Total used vehicle retail revenues	177.6	158.6	19.0	12%
Used vehicle wholesale revenues—same store
Light vehicles	50.5	35.2	15.3	43%
Heavy trucks	—	3.1	(3.1)	(100)%

Total used vehicle wholesale revenues—same store	50.5	38.3	12.2	32%
Used vehicle wholesale revenues—acquisitions	—	—

Total used vehicle wholesale revenues	50.5	38.3	12.2	32%

Used vehicle revenue, as reported	$228.1	$196.9	$31.2	16%

Gross profit:
Used vehicle retail gross profit—same store
Light vehicles	$18.1	$15.7	$2.4	15%
Heavy trucks	(1.1)	(0.2)	(0.9)	NM

Total used vehicle retail gross profit—same store	17.0	15.5	1.5	10%
Used vehicle retail gross profit—acquisitions	—	—

Total used vehicle retail gross profit	17.0	15.5	1.5	10%
Used vehicle wholesale gross profit—same store
Light vehicles	(0.2)	(1.0)	0.8	80%
Heavy trucks	(0.1)	(0.2)	0.1	50%

Total used vehicle wholesale gross profit—same store	(0.3)	(1.2)	0.9	75%
Used vehicle wholesale gross profit—acquisitions	—	—

Used vehicle wholesale gross profit	(0.3)	(1.2)	0.9	75%

Used vehicle gross profit, as reported	$16.7	$14.3	$2.4	17%

Used vehicle retail units—same store
Light vehicles	9,355	8,743	612	7%
Heavy trucks	104	56	48	86%

Used vehicle retail units—same store	9,459	8,799	660	8%
Used vehicle retail units—acquisitions	—	—

Used vehicle retail units—actual	9,459	8,799	660	8%

Used Vehicle Metrics—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008

Revenue per used light vehicle retailed—same store	$18,664	$17,877	$787	4%

Revenue per used heavy truck retailed	$28,846	$41,071	$(12,225)	(30)%

Revenue per used vehicle retailed—same store	$18,776	$18,025	$751	4%

Gross profit per used light vehicle retailed—same store	$1,935	$1,796	$139	8%

Gross profit per used heavy truck retailed	$(10,577)	$(3,571)	$(7,006)	NM

Gross profit per used vehicle retailed—same store	$1,797	$1,762	$35	2%

Used light vehicle retail gross margin—same store	10.4%	10.0%	0.4%	4%

Used heavy truck retail gross margin	(36.7)%	(8.7)%	(28.0)%	NM

Used vehicle retail gross margin—same store	9.6%	9.8%	(0.2)%	(2)%

Parts and Service—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
	(Dollars in millions)
Revenue:
Parts and service revenues—same store
Light vehicles	$133.6	$141.7	$(8.1)	(6)%
Heavy trucks	15.4	15.7	(0.3)	(2)%

Total parts and service revenue—same store	149.0	157.4	(8.4)	(5)%
Parts and service revenues—acquisitions	—	—

Parts and service revenue, as reported	$149.0	$157.4	$(8.4)	(5)%

Gross profit:
Parts and service gross profit—same store
Light vehicles	$70.6	$73.0	$(2.4)	(3)%
Heavy trucks	4.5	5.0	(0.5)	(10)%

Total parts and service gross profit—same store	75.1	78.0	(2.9)	(4)%

Parts and service gross profit—acquisitions	—	—

Parts and service gross profit, as reported	$75.1	$78.0	$(2.9)	(4)%

Light vehicle parts and service gross margin—same store	52.8%	51.5%	1.3%	3%

Heavy truck parts and service gross margin	29.2%	31.8%	(2.6)%	(8)%

Parts and service gross margin—same store	50.4%	49.6%	0.8%	2%

Finance and Insurance, net—

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
	(In millions, except for per vehicle data)
Dealership generated F&I, net—same store
Light vehicles	$22.2	$22.1	$0.1	—%
Heavy trucks	—	0.1	(0.1)	(100)%

Dealership generated F&I—same store	22.2	22.2	—	—%
Dealership generated F&I—acquisitions	—	—

Dealership generated F&I, net	22.2	22.2	—	—%
Corporate generated F&I	(0.5)	4.8	(5.3)	(110)%

Finance and insurance, net as reported	$21.7	$27.0	$(5.3)	(20)%

Dealership generated light vehicle F&I per vehicle sold—same store(1)	$932	$957	$(25)	(3)%

Dealership generated F&I per vehicle sold—same store(1)	$904	$927	$(23)	(2)%

Light vehicle F&I per vehicle sold—same store	$911	$1,164	$(253)	(22)%

Heavy truck F&I per vehicle sold	$—	$119	$(119)	(100)%

F&I per vehicle sold—same store	$883	$1,128	$(245)	(22)%

(1)	Dealership generated F&I per vehicle sold excludes corporate generated F&I.

	For the Three Months Ended December 31,
	2009	2008
REVENUE MIX PERCENTAGES:
New light vehicles	51.5%	50.3%
New heavy trucks	4.2%	6.3%
Used retail light vehicles	19.4%	17.7%
Used retail heavy trucks	0.3%	0.3%
Used wholesale light vehicles	5.6%	4.0%
Used wholesale heavy trucks	—%	0.4%
Parts and service light vehicles	14.9%	16.1%
Parts and service heavy trucks	1.7%	1.8%
Finance and insurance, net - light vehicles	2.4%	3.1%
Finance and insurance, net - heavy trucks	—%	—%

Total revenue	100.0%	100.0%

GROSS PROFIT MIX PERCENTAGES:
New light vehicles	23.1%	19.4%
New heavy trucks	0.1%	1.3%
Used retail light vehicles	12.2%	10.3%
Used retail heavy trucks	(0.7)%	(0.1)%
Used wholesale light vehicles	(0.1)%	(0.7)%
Used wholesale heavy trucks	(0.1)%	(0.1)%
Parts and service light vehicles	47.8%	48.6%
Parts and service heavy trucks	3.0%	3.3%
Finance and insurance, net - light vehicles	14.7%	17.9%
Finance and insurance, net - heavy trucks	—%	0.1%

Total gross profit	100.0%	100.0%

SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	80.4%	85.6%

New Vehicle—

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
	(In millions)
Revenue:
New vehicle revenue—same store
Luxury	$678.0	$892.4	$(214.4)	(24)%
Mid-line import	917.5	1,178.8	(261.3)	(22)%
Mid-line domestic	252.0	303.6	(51.6)	(17)%
Value	19.2	19.9	(0.7)	(4)%

Total new light vehicle revenue—same store	1,866.7	2,394.7	(528.0)	(22)%
Heavy truck	141.3	191.1	(49.8)	(26)%

Total new vehicle revenue—same store	2,008.0	2,585.8	(577.8)	(22)%
New vehicle revenue—acquisitions	6.0	—

Total vehicle revenue, as reported	$2,014.0	$2,585.8	$(571.8)	(22)%

Gross profit:
New vehicle gross profit—same store
Luxury	$54.6	$65.8	$(11.2)	(17)%
Mid-line import	58.8	78.1	(19.3)	(25)%
Mid-line domestic	17.3	21.3	(4.0)	(19)%
Value	0.9	1.0	(0.1)	(10)%

Total new light vehicle gross profit—same store	131.6	166.2	(34.6)	(21)%
Heavy truck	4.5	7.6	(3.1)	(41)%

Total new vehicle gross profit—same store	136.1	173.8	(37.7)	(22)%
New vehicle gross profit—acquisitions	0.3	—

Total new vehicle gross profit, as reported	$136.4	$173.8	$(37.4)	(22)%

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
New retail units:
New vehicle retail units—same store
Luxury	14,400	19,015	(4,615)	(24)%
Mid-line import	37,586	47,438	(9,852)	(21)%
Mid-line domestic	7,388	9,522	(2,134)	(22)%
Value	929	997	(68)	(7)%

Total new light vehicle retail units—same store	60,303	76,972	(16,669)	(22)%
Fleet vehicles	1,785	3,086	(1,301)	(42)%

Total new light vehicle units—same store	62,088	80,058	(17,970)	(22)%
Heavy truck	2,279	2,885	(606)	(21)%

Total new vehicle units—same store	64,367	82,943	(18,576)	(22)%
Total new vehicle units—acquisitions	251	—

New vehicle units—actual	64,618	82,943	(18,325)	(22)%

Total new light vehicle units—same store	62,088	80,058	(17,970)	(22)%
Total new light vehicle units—acquisitions	251	—

Total new light vehicle units	62,339	80,058	(17,719)	(22)%

New Vehicle Metrics—

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008

Revenue per new light vehicle sold—same store	$30,065	$29,912	$153	1%

Revenue per new heavy truck sold	$62,001	$66,239	$(4,238)	(6)%

Revenue per new vehicle sold—same store	$31,196	$31,176	$20	—%

Gross profit per new light vehicle sold—same store	$2,120	$2,076	$44	2%

Gross profit per new heavy truck sold	$1,975	$2,634	$(659)	(25)%

Gross profit per new vehicle sold—same store	$2,114	$2,095	$19	1%

New light vehicle gross margin—same store	7.0%	6.9%	0.1%	1%

New heavy truck gross margin	3.2%	4.0%	(0.8)%	(20)%

New vehicle gross margin—same store	6.8%	6.7%	0.1%	1%

Used Vehicle—

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
	(Dollars in millions, except for vehicle unit data)
Revenue:
Used vehicle retail revenues—same store
Light vehicles	$721.1	$796.0	$(74.9)	(9)%
Heavy trucks	13.7	7.2	6.5	90%

Total used vehicle retail revenues—same store	734.8	803.2	(68.4)	(9)%
Used vehicle retail revenues—acquisitions	2.0	—

Total used vehicle retail revenues	736.8	803.2	(66.4)	(8)%
Used vehicle wholesale revenues—same store
Light Vehicles	184.8	225.5	(40.7)	(18)%
Heavy trucks	1.4	4.8	(3.4)	(71)%

Total used vehicle wholesale revenues—same store	186.2	230.3	(44.1)	(19)%
Used vehicle wholesale revenues—acquisitions	0.7	—

Total used vehicle wholesale revenues	186.9	230.3	(43.4)	(19)%

Used vehicle revenue, as reported	$923.7	$1,033.5	$(109.8)	(11)%

Gross profit:
Used vehicle retail gross profit—same store
Light vehicles	$80.1	$90.3	$(10.2)	(11)%
Heavy trucks	(2.6)	(0.1)	(2.5)	NM

Total used vehicle retail gross profit—same store	77.5	$90.2	(12.7)	(14)%
Used vehicle retail gross profit—acquisitions	0.3	—

Total used vehicle retail gross profit	77.8	90.2	(12.4)	(14)%
Used vehicle wholesale gross profit—same store
Light vehicles	(0.6)	(3.0)	2.4	(80)%
Heavy trucks	(1.3)	(0.4)	(0.9)	225%

Total used vehicle wholesale gross profit—same store	(1.9)	(3.4)	1.5	(44)%
Used vehicle wholesale gross profit—acquisitions	—	—

Used vehicle wholesale gross profit	(1.9)	(3.4)	1.5	(44)%

Used vehicle gross profit, as reported	$75.9	$86.8	$(10.9)	(13)%

Used vehicle retail units—same store
Light vehicles	39,423	44,570	(5,147)	(12)%
Heavy trucks	416	188	228	121%

Used vehicle retail units—same store	39,839	44,758	(4,919)	(11)%
Used vehicle retail units—acquisitions	133	—

Used vehicle retail units—actual	39,972	44,758	(4,786)	(11)%

Used Vehicle Metrics—

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
Revenue per used light vehicle retailed—same store	$18,291	$17,860	$431	2%

Revenue per used heavy truck retailed	$32,933	$38,298	$(5,365)	(14)%

Revenue per used vehicle retailed—same store	$18,444	$17,945	$499	3%

Gross profit per used light vehicle retailed—same store	$2,032	$2,026	$6	—%

Gross profit per used heavy truck retailed	$(6,250)	$(532)	$(5,718)	NM

Gross profit per used vehicle retailed—same store	$1,945	$2,015	$(70)	(3)%

Used light vehicle retail gross margin—same store	11.1%	11.3%	(0.2)%	(2)%

Used heavy truck retail gross margin	(19.0)%	(1.4)%	(17.6)%	NM

Used vehicle retail gross margin—same store	10.5%	11.2%	(0.7)%	(6)%

Parts and Service—

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
	(Dollars in millions)
Revenue:
Parts and service revenues—same store
Light vehicles	$558.2	$590.8	$(32.6)	(6)%
Heavy trucks	61.6	62.2	(0.6)	(1)%

Total parts and service revenue—same store	619.8	653.0	(33.2)	(5)%
Parts and service revenues—acquisitions	2.3	—

Parts and service revenue, as reported	$622.1	$653.0	$(30.9)	(5)%

Gross profit:
Parts and service gross profit—same store
Light vehicles	$289.8	$309.8	$(20.0)	(6)%
Heavy trucks	19.1	19.7	(0.6)	(3)%

Total parts and service gross profit—same store	308.9	329.5	(20.6)	(6)%
Parts and service gross profit—acquisitions	1.0	—

Parts and service gross profit, as reported	$309.9	$329.5	$(19.6)	(6)%

Light vehicle parts and service gross margin—same store	51.9%	52.4%	(0.5)%	(1)%

Heavy truck parts and service gross margin	31.0%	31.7%	(0.7)%	(2)%

Parts and service gross margin—same store	49.8%	50.5%	(0.7)%	(1)%

Finance and Insurance, net—

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2009	2008
	(In millions, except for per vehicle data)
Dealership generated F&I, net—same store
Light vehicles	$90.8	$123.6	$(32.8)	(27)%
Heavy trucks	0.2	0.3	(0.1)	(33)%

Dealership generated F&I—same store	91.0	123.9	(32.9)	(27)%
Dealership generated F&I—acquisitions	0.3	—

Dealership generated F&I, net	91.3	123.9	(32.6)	(26)%
Corporate generated F&I	(0.5)	6.6	(7.1)	(108)%

Finance and insurance, net as reported	$90.8	$130.5	$(39.7)	(30)%

Dealership generated light vehicle F&I per vehicle sold—same store(1)	$894	$992	$(98)	(10)%

Dealership generated F&I per vehicle sold— same store(1)	$873	$970	$(97)	(10)%

Light vehicle F&I per vehicle sold—same store	$890	$1,045	$(155)	(15)%

Heavy truck F&I per vehicle sold	$74	$98	$(24)	(24)%

F&I per vehicle sold—same store	$868	$1,022	$(154)	(15)%

(1)	Dealership generated F&I per vehicle sold excludes corporate generated F&I.

	For the Twelve Months Ended December 31,
	2009	2008
REVENUE MIX PERCENTAGES:
New light vehicles	51.3%	54.4%
New heavy trucks	3.9%	4.3%
Used retail light vehicles	19.8%	18.1%
Used retail heavy trucks	0.4%	0.2%
Used wholesale light vehicles	5.0%	5.1%
Used wholesale heavy trucks	0.1%	0.1%
Parts and service light vehicles	15.3%	13.4%
Parts and service heavy trucks	1.7%	1.4%
Finance and insurance, net - light vehicles	2.5%	3.0%
Finance and insurance, net - heavy trucks	—%	—%

Total revenue	100.0%	100.0%

GROSS PROFIT MIX PERCENTAGES:
New light vehicles	21.5%	23.1%
New heavy trucks	0.7%	1.1%
Used retail light vehicles	13.1%	12.5%
Used retail heavy trucks	(0.4)%	—%
Used wholesale light vehicles	(0.1)%	(0.4)%
Used wholesale heavy trucks	(0.2)%	(0.1)%
Parts and service light vehicles	47.5%	43.0%
Parts and service heavy trucks	3.1%	2.7%
Finance and insurance, net - light vehicles	14.8%	18.1%
Finance and insurance, net - heavy trucks	—%	—%

Total gross profit	100.0%	100.0%

SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	80.7%	80.7%

ASBURY AUTOMOTIVE GROUP, INC.

Selected Balance Sheet Data

(In millions)

(Unaudited)

	December 31, 2009	December 31, 2008	Increase (Decrease)	% Change

Selected Balance Sheet Data
Cash and cash equivalents	$84.7	$91.6	$(6.9)	(8)%
New vehicle inventory	394.2	562.2	(168.0)	(30)%
Used vehicle inventory	64.1	59.9	4.2	7%
Parts inventory	41.4	44.5	(3.1)	(7)%
Total current assets	815.6	1,019.7	(204.1)	(20)%
Floor plan notes payable	434.7	612.8	(178.1)	(29)%
Total current liabilities	598.8	854.5	(255.7)	(30)%

CAPITALIZATION:
Long-term debt (including current portion)	$537.8	$599.7	$(61.9)	(10)%
Shareholders’ equity	243.6	226.6	17.0	8%

Total	$781.4	$826.3	$(44.9)	(5)%

Brand Mix - New Light Vehicle by Revenue

	For the Twelve Months Ended December 31,
	2009	2008
Luxury
BMW	5%	6%
Mercedes-Benz	4%	4%
Lexus	4%	4%
Acura	3%	4%
Infiniti	3%	4%
Other luxury	4%	3%

Total luxury	23%	25%

Mid-Line Imports:
Honda	32%	32%
Toyota	12%	12%
Nissan	14%	15%
Other imports	4%	3%

Total imports	62%	62%

Mid-Line Domestic:
Ford	8%	6%
General Motors	2%	2%
Chrysler	3%	4%

Total domestic	13%	12%

Value	2%	1%

Total Light Vehicles	100%	100%

Asbury Automotive Group, Inc.

Supplemental Disclosures

(Dollars in millions, except per share data)

(Unaudited)

Our operations during the three and twelve months ended December 31, 2009 and 2008 were impacted by certain items that are not core dealership operating items, but which we believe are important to highlight when reviewing and comparing our results of operations; however, due to the nature of these items, we do not believe it is appropriate to consider them when forecasting our future results.

The non-core items shown in the tables below, which are components of our GAAP results, include:

(i)	impairment expenses in 2008 totaling $491.7 million, which consisted of the write-off of all of our goodwill, a $30.9 million impairment of our franchise rights and other intangible assets and a $6.1 million impairment of certain property and equipment, each as a result of a sustained decline in our market capitalization and a significant decline in our total revenue in the fourth quarter of 2008;

(ii)	costs associated with transitioning our dealerships to DealerTrack’s Arkona dealer management system;

(iii)	restructuring costs consisting of severance and retention expenses related to the relocation of our corporate headquarters and the elimination of our regional management structure; and the acceleration of lease costs associated with our former headquarters in the third quarter of 2009;

(iv)	gains on the extinguishment of long-term debt as a result of the repurchase certain of our senior subordinated notes;

(v)	a corporate generated F&I gain related to the sale of our remaining interest in a pool of maintenance contracts in the fourth quarter of 2008;

(vi)	permanent differences between book and tax basis, which resulted in an increase to our effective tax rate in the fourth quarter of 2009 to 46.2%;

(vii)	a legal settlements benefit related to legal claims arising in, and before, the year 2003; and

(viii)	executive separation benefits paid in 2008 related to the departure of our former chief financial officer.

	For the Three Months Ended December 31,
	2009	2008
Non-core items – expense (income):
Impairment expenses	$—	$528.7
Dealer management system transition costs	0.4	0.1
Restructuring costs	—	3.3
Gain on extinguishment of long-term debt	(0.1)	(27.9)
Corporate generated F&I gain	—	(4.7)
Tax benefit of non-core items above	(0.1)	(149.1)
Tax related items	0.9	—

Total	$1.1	$350.4

Non-core items per dilutive share	$0.03	$11.05

Weighted average common shares outstanding (diluted)	33.0	31.7

	For the Twelve Months Ended December 31,
	2009	2008
Non-core items – expense (income):
Impairment expenses	$—	$528.7
Dealer management system transition costs	1.9	1.0
Restructuring costs	4.2	5.8
Legal settlements benefit	(1.5)	—
Gain on extinguishment of long-term debt	(0.1)	(27.9)
Executive separation benefits expense	—	1.7
Corporate generated F&I gain	—	(4.7)
Tax benefit of non-core items above	(1.7)	(151.0)
Tax related items	0.1	(1.1)

Total	$2.9	$352.5

Non-core items per dilutive share	$0.09	$11.12

Weighted average common shares outstanding (diluted)	32.9	31.7

Asbury Automotive Group, Inc.

Summary of Debt Covenants

As of and for the Period Ended December 31, 2009

(Dollars in millions, except per vehicle data)

(Unaudited)

		Wachovia Mortgages (1)	Credit Facilities (2)
Senior Leverage Ratio must be < 3.00: 1.00
SECURED DEBT (numerator)
+	Mortgage notes payable (including mortgages associated with assets held for sale)		$169.9
+	Borrowings under revolving credit facility		—
+	Capital lease obligations		—
+	Interest rate obligations		—
+	Other indebtedness		0.2

=	TOTAL SECURED DEBT (ex floorplan)		$170.1

EBITDA (denominator)
+	Net Income - trailing 12 months (“T12”)		$13.4
+	Add back Losses from discontinued operations - T12		10.8
+	Add back Total interest expense (excluding floorplan interest) - T12		40.0
+	Add back Income tax expense - T12		14.4
+	Add back Depreciation and amortization - T12		23.5
+	Add back Other non-cash charges - T12*		3.7

=	CONSOLIDATED EBITDA		105.8
+	Add back Pro forma acquisitions EBITDA (as defined)		—
+	Add back Pro forma rent savings (as defined)		—
–	Less Gain on debt extinguishment		(0.1)

=	CONSOLIDATED PRO FORMA EBITDA		$105.7

SENIOR LEVERAGE RATIO			1.61

*Includes impairment expenses, stock-based compensation expense, deferred finance fee amortization and swap amortization.

(1)	The “Wachovia Mortgages” are the Company’s mortgage notes with Wachovia Bank, National Association and Wachovia Financial Services, Inc.
(2)	The “Credit Facilities” are the Company’s revolving credit facility with Bank of America, as administrative agent, and the Company’s used vehicle floor plan facility with J.P. Morgan Chase Bank, N.A. and Bank of America, N.A.

Fixed Charge Coverage Ratio must be > 1.20: 1:00

EBITDAR (numerator)
+	Net Income - trailing 12 months (“T12”)	$13.4	$13.4
+	Add back Losses from discontinued operations - T12	10.8	10.8
+	Add back Total interest expense (ex floorplan) - T12	40.0	40.0
+	Add back Income tax expense - T12	14.4	14.4
+	Add back Depreciation & amortization - T12	23.5	23.5
+	Add back Other non-cash charges - T12 (as defined)*	11.0	3.7
+	Add back Non-recurring items - T12 (as defined)**	6.1	—

=	CONSOLIDATED EBITDA	119.2	105.8
+	PLUS Required principal payments - T12 (Rent)	40.4	40.4
–	LESS Capital expenditures (as defined)	(16.2)	(12.2)
–	Less Gain on debt extinguishment	—	(0.1)

=	TOTAL EARNINGS AVAILABLE FOR FIXED CHARGES	$143.4	$133.9

FIXED CHARGES (denominator)
+	Total interest expense (ex Floorplan Interest) - T12	40.0	40.0
-	LESS Interest associated with convertible notes - T12	(1.8)	(1.8)
+	PLUS Required principal payments - T12	8.8	8.8
+	PLUS Rental expense - T12	40.4	40.4
-	LESS Pro forma rent savings (as defined)	—	—
+	PLUS Cash paid for taxes - T12	—	—

=	TOTAL FIXED CHARGES	$87.4	$87.4

FIXED CHARGE COVERAGE RATIO		1.64	1.53

Current Ratio must be > 1.20: 1:00
Total current assets (numerator)
+	Total current assets	$815.6	$815.6
+	PLUS Available unused commitments under revolving credit facility	125.0	126.1

=	TOTAL CURRENT ASSETS	$940.6	$941.7

Total current liabilities (denominator)
+	Total current liabilities	$598.8	$598.8
-	LESS Debt balloon payments due within 6-12 months	—	—

=	TOTAL CURRENT LIABILITIES	$598.8	$598.8

CURRENT RATIO		1.57	1.57

Adjusted Net Worth must be > $350 million
	Stockholders’ equity	$243.6
-	LESS 50% of net income subsequent to March 31, 2008 (to the extent net income is positive)	—
-	LESS Proceeds from stock option exercises subsequent to March 31, 2008	(1.6)
+	ADD Impairment expenses, net of tax	383.0

=	ADJUSTED NET WORTH	$625.0

*	Includes impairment expenses, stock-based compensation expense, deferred finance fee amortization and swap amortization.
**	Includes restructuring costs and dealer management system transition costs.